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                                                                   Exhibit 10.20



                           ACIS-VSI LICENSE AGREEMENT

         This License Agreement is entered into by and between ACIS, Inc. ("ACIS"), a Texas corporation, 2700 NE Loop 410, Ste. 675, San Antonio, Texas 78217 and VSI Enterprises, Inc., ("VSI"), a Delaware corporation, and Videoconferencing Systems, Inc., 5801 Goshen Springs Road, Norcross, Georgia 30071, sometimes simply referred to herein as the parties ("Parties").

                                   WITNESSETH

         WHEREAS, ACIS and Videoconferencing Systems, Inc., a subsidiary of VSI, entered into that certain license agreement dated December 21, 1998 (the "Prior License Agreement"), concerning certain software derived from a computer program known as the Willie-event-kernel (TM); and

         WHEREAS, the Willie-event-kernel (TM) is the subject of U.S. Patent Application No. 08/268,201, entitled "Method for Enforcing a Hierarchical Invocations Structure in Real Time Asynchronous Software Applications" (the "Patent Application"); and

         WHEREAS, ACIS and VSI desire to replace the Prior Agreement and enter into this License Agreement ("Agreement"), as herein provided:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. This License Agreement replaces the Prior License
                  Agreement.

                  2. Defined Terms

                  (a) For purposes of this License Agreement, the term "VSI Licensed Kernel" shall mean that certain implementation of the Willie-event-kernel(TM), known as a single stack, polling kernel, as the same is utilized by VSI as of the date hereof, together with any modifications or enhancements thereto that are developed. It shall not include (1) a single stack, non-polling kernel, or (2) a multiple stack, polling or non-polling kernel. The VSI Licensed Kernel shall include any related VSI documentation.

                  (b) The term "Video Conferencing Field" shall mean any and all products and systems, the principal purpose of which is devoted to facilitating video conferencing, through the transmission of video in a compressed format between and among remote locations.

                  (c) the term "ACIS Kernel" shall mean the implementation of the Willie-event-kernel(TM) in either (1) a single stack, non-polling kernel, and/or (2) a multiple stack, polling or non-polling kernel, together with any modifications or enhancements thereto that are developed. The ACIS Kernel shall include any related documentation.

                  (d) The term "ACIS Server Kernel" shall mean the ACIS Kernel developed under the Microsoft Windows NT platform, or any successor platform released through the year 2002.


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                  (e) The term "ACIS Software" shall mean any implementation of the Willie-event-kernel(TM) including the VSI Licensed Kernel, the ACIS Kernel, and the ACIS Server Kernel. An implementation shall include, but not be limited to, a preprocessor, a single stack kernel, a multi-stack kernel, associated utilities, i.e., any software developed by ACIS, or on behalf of ACIS by others.

                  3. Grant of License.

                  (a) ACIS grants to VSI the perpetual, assignable right and license to use, copy and distribute the VSI Licensed Kernel, in either object code or source code form, for applications and uses that are within the Video Conferencing Field. This license shall be royalty free for all applications and uses that are within the Video Conferencing Field.

                  (b) ACIS grants to VSI the perpetual, assignable right and license to use, copy and distribute the VSI Licensed Kernel, in either source code or object code form, for applications and uses that are outside the Video Conferencing Field. There shall be a license fee due and payable to ACIS, Inc. for any and all applications and uses that are outside the Video Conferencing Field, beginning October 1, 1998.

                  (c) ACIS grants to VSI a non-assignable right, and license to use, copy and distribute the ACIS Server Kernel, in either source code or object code form, for applications which VSI develops. There shall be a license fee due and payable to ACIS, Inc. for any and all implementations and uses of the ACIS Server Kernel.

                  (d) No license is granted to VSI at this time to use, copy and distribute the ACIS Kernel for any application or implementation which does not use the Microsoft Windows NT platform, or any successor platform to Microsoft Windows NT.

                  (e) VSI is specifically prohibited from developing, using or distributing any operating systems using the ACIS Software.

         4. License Fees. Subject to section 6 below, ACIS has the absolute, unilateral right to determine any and all license fees for ACIS Software. ACIS may increase or decrease any license fee at any time at its sole discretion, including, without limitation, the amount, frequency, and scope of the fee. ACIS has no obligation to set a commercially reasonable license fee, either now or in the future.

         5. Best Price. Notwithstanding section 4 above, ACIS agrees that VSI will be guaranteed a price for the licensed use of any ACIS Software which is as low as the lowest price offered to any other person or entity. VSI agrees that if the price for any licensed use of ACIS Software is increased, then VSI's price shall also be increased, as long as VSI's price remains as low as the lowest price offered to any other person or entity.

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         6. Current License Fees. The Parties agree that it is critical to ACIS that this License Agreement not be available as a vehicle to exploit the value of the Kernel without negotiating directly with ACIS. The Parties also agree that it is critical to VSI to have a set license fee for the applications which it has and which it plans to develop. If the ACIS Kernel is implemented on the foundation of the Microsoft Windows NT platform or any successor platform released through the year 2002, ACIS agrees that its license fees to VSI shall be fixed as follows below under License Fees. If the Microsoft Windows NT platform is replaced by a different underlying platform after the year 2002, ACIS shall determine the appropriate ACIS Server Kernel license fees for such alternate platform and grant VSI best pricing on said license fees.

                                  LICENSE FEES

VSI Agrees to pay a one-time license fee to ACIS of $20.00 for each installed copy of each product or application that includes or uses (a) the VSI Licensed Kernel outside the Video Conferencing Field or (b) the ACIS Server Kernel that is sold by, or on account of, VSI. [Beginning January 1, 2000, and continuing January 1 of each year thereafter, the foregoing royalty shall be adjusted by a percentage equal to the percentage change in the U.S. Consumer Price Index for the twelve month period ending on November of the preceding year.]

         7. Intellectual Property Rights. VSI agrees to release, and hereby unconditionally releases, now and in the future, any and all claims of right or ownership in and to ACIS Software. ACIS agrees to release, and hereby unconditionally releases, any and all claims of right or ownership in and to VSI patents on the Omega operating system, to VSI patents on VSI's video conferencing system, and to VSI patents on VSI's new Voyager development. The parties contemplate that VSI will code one or more parts of the ACIS Software. VSI agrees that any ACIS Software shall be a "work made for hire." and that ACIS shall own all the copyright rights in such work. IF AND TO THE EXTENT ANY SUCH MATERIAL DOES NOT SATISFY THE LEGAL REQUIREMENTS TO CONSTITUTE A WORK MADE FOR HIRE, VSI HEREBY ASSIGNS ALL ITS COPYRIGHT RIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS IN THE WORK TO ACIS.

         8. Modifications or Enhancements. ACIS grants VSI the right to modify, improve or enhance ACIS Software, and agrees that any change shall not modify the Grant of License as provided herein.

         9. Covenant Against Exceeding Scope of License. VSI is specifically granted the right to use the ACIS Software pursuant to this license, but VSI agrees that any use outside the scope of this license is prohibited, without prior written agreement by ACIS, Inc.

         10. Patent Notice. VSI agrees to label all of its products as "Patent Pending, ACIS, Inc., 1999," until the patent is granted, and thereafter label all of its products as "Patent No. XXXXX, ACIS, Inc. 1999," where XXXXX represents the number actually assigned to the patent. In the event that the required patent notice must have a different form, the Parties agree to modify the notice appropriately.

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         11. Ownership Warranty. ACIS represents and warrants that ACIS owns, with the exception of VSI's rights under the License Agreement, all of the property rights in the ACIS Software, and all rights necessary to grant VSI the license and rights granted herein. ACIS further represents and warrants that the ACIS Software has not been published under circumstances that have caused the loss of the U.S. copyright therein. ACIS further represents and warrants that no claim or action relating to the infringement of any copyright or other intellectual property right has been made or is pending against ACIS. ACIS further represents and warrants that the ACIS Software does not infringe any copyright or other propriety right (including trade secrets) of any third party. ACIS does not guarantee that the U.S. Patent and Trademark Office will issue a patent on the Patent Application.

         12. Litigation. In the event of litigation to determine the rights of the parties hereto, the losing party agrees to pay the reasonable attorney's fees, costs and expenses of the prevailing party.

         13. Other documents. Each party agrees, upon the request of the other, to execute such additional documents as may be reasonable necessary to confirm the rights of the other party concerning the ACIS Software, or to carry out the intent of this agreement.

         14. Indemnification. VSI does hereby agree to indemnify, hold harmless from and against any losses, liabilities, costs or expenses (including attorney's fees) incurred with respect to or arising out of any claim by VSI to any copyright, trademark, trade secret, or other intellectual property right of ACIS concerning the ACIS Software.

         15. Notices. All notices, requests, demands and other communications required herein shall be in writing and shall be deemed to have been given when delivered by hand, or mailed, first class certified mail with prepaid postage or by overnight receipted courier service to:

             ACIS, Inc.       to:      R.L. Mays, Jr., President
                                       ACIS, Inc.
                                       2700 NE Loop 410, Ste. 675
                                       San Antonio, Texas 78217

             VSI Enterprises, Inc. to  Richard Harrison, Chief Executive Officer
                                       VSI Enterprises, Inc.
                                       5801 Goshen Springs Road
                                       Norcross, Georgia 30071

or to such other person or address as either Party shall furnish by notice to ACIS or VSI, respectively, in writing.

         16. Governing Law. This License Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and venue for any action shall be in Bexar County, Texas.


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         17. Severability. If any provisions of this License Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this License Agreement shall continue in full force and effect.

         18. Headings. The section headings are for reference purposes only and shall not affect the meaning or interpretation of this License Agreement.

         19. Parties in Interest. This License Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and personal representatives of the parties hereto.

         20. Entire Agreement. This License Agreement is one of four (4) documents concurrently executed. The other three are the Strategic Investment Agreement, the ACIS-VSI Warrant Agreement, and the Security Holders Agreement. All four documents contain the entire understanding of the parties hereto with respect to the matters contained herein, and may not be modified or amended orally, but only through a written instrument signed by the party to be so bound.

         21. Counterparts. This License Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, ACIS and VSI execute this License Agreement on this the 9th day of September, 1998.

                                     ACIS, INC., a Texas Corporation



                                     By: /s/ R.L. Mays, Jr.
                                         -----------------------------------
                                         R.L. Mays, Jr., President


                                     VSI Enterprises, Inc., a Delaware
                                     corporation



                                     By: /s/ Richard Harrison
                                         -----------------------------------
                                         Richard Harrison
                                         Chief Executive Officer

                                     Videoconferencing Systems, Inc.,
                                     a subsidiary of VSI Enterprises, Inc.

                                     By: /s/ Rick Egan
                                         ----------------------------------
                                         Rick Egan
                                         President

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